NSAR ITEM 77O
July 1, 2001 - December 31, 2001
VK Equity Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Lucent       Salomon Smith   17,038      0.974      8/01/01
                  Technologies      Barney

2             Anthem Inc.    Goldman      196,400      0.409     10/29/01
                                    Sachs

    3             Anthem Inc.    Goldman      131,400      3.285     10/29/01
                                    Sachs

    4             Singapore      Salomon      655,000      0.131     11/15/01
                  Telecommuni-   Brothers
                  cations, Ltd.

    5             Prudential      Goldman     832,400      0.757     12/12/01
                  Financial, Inc.   Sachs

    6             Prudential      Goldman     176,800      1.473     12/12/01
                  Financial, Inc.   Sachs


Underwriters for #1
Morgan Stanley
Salomon Smith Barney
Bear Stearns & Co Inc.
J.P. Morgan
Merrill Lynch & Co.
SG Cowen Securities Corp.


Underwriters for #2
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.

Underwriters for #3
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.

Underwriters for #4
Citibank
Salomon Smith Barney
Citicorp Investment Bank (Singapore) Limited
Deutsche Bank
JP Morgan
Goldman Sachs
Goldman Sachs (Singapore) Pte.
Morgan Stanley

Underwriters for #5
Goldman Sachs & Co.
Prudential Securities Incorporated
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
The Williams Capital Group, L.P.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
First Union Securities, Inc.
Ramirez & Co., Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
BNY Capital Markets, Inc.
A.G. Edwards & Sons, Inc.
HSBC Securities (USA) Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
BMO Nesbitt Burns Corp.
Putnam Lovell Securities Inc.
RBC Dain Rauscher Inc.
Robertson Stephens, Inc.
Sandler O'Neill & Partners, L.P.
Sturdivant & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
M.R. Beal & Company
Chatsworth Securities LLC
City National Bank of New Jersey
Doley Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Guzman & Company
J.J.B. Hilliard, W.L. Lyons, Inc.
Jackson Securities Incorporated
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
The Malachi Group, Inc.
May Davis Group, Inc.
McDonald Investments Inc.
Ormes Capital Markets, Inc.
Muriel Siebert & Co., Inc.
Utendahl Capital Partners, L.P.

Underwriters for #6
Goldman Sachs & Co.
Prudential Securities Incorporated
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
The Williams Capital Group, L.P.